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                                                                    EXHIBIT 10.3

                            VARTAR RESOURCES, INC.
                              FIRST AMENDMENT TO
                            EXECUTIVE DEFERRAL PLAN

          Pursuant to the power of amendment reserved therein, Vastar Resources, Inc. Amended and Restated Executive Deferral Plan, which was effective March 24, 1999 (the "Plan") is hereby amended as follows:

          1.   Section 1.3 is amended:

          (a) to delete subsection (f) "ARCO Acquisition"; subsection (ii) "Secondary Change of Control"; and subsection (ll) "Transition Window";

               (b) to renumber subsections (g) through (j) as (f) through (i);

               (c) to renumber subsections (v) through (y) as (w) through (z);

               (d) to renumber subsection (z) as (bb);

               (e) to renumber subsection (aa) through (ee) as (dd) through
                   (hh);

               (f) to renumber subsections (ff) through (hh) as (kk) through
                   (mm);

               (g) to renumber subsection (jj) as (nn);

               (h) to renumber subsection (kk) to (rr); and

               (i) to renumber subsection (mm) through (oo) as (ss) through
                   (uu).

          When amending sections or subsections currently set forth in the Plan, the section or subsection references below refer to the sections and subsections as they existed prior to the renumbering as provided for above. Moreover, all current references in the Plan to other sections and subsections of the Plan shall be deemed to refer to the applicable section or subsection as renumbered herein.

          2.   Section 1.3 is amended to add new subsections (j), (v), (aa),
(cc), (ii), (jj) (oo), (pp) and (qq) to read as follows:

          "(j) "Benefit Trigger Window" means the 24-month period commencing on the date immediately following the Effective Time and means each 24-month period commencing on the date that a Subsequent Change of Control occurs."

          (v) "Effective Time" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

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          (aa) "Merger" shall be ascribed the meaning set forth for such term on
Annex A attached hereto.

          (cc) "Parent Company" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

          (ii) "Qualifying Pay" means the Employee's annualized rate of regular wages or salary, excluding all extra pay such as overtime, premiums, bonuses, living or other allowances, determined as of the relevant date.

          (jj) "Qualifying Termination of Employment" means the Employee's termination of employment from Vastar, ARCO and their affiliates and their respective successors in interest under one of the circumstances described below:

               (i) a termination of employment during a Benefit Trigger Window by the Surviving Entity, other than for Cause, or

               (ii) the Employee's voluntary termination within a Benefit Trigger Window as a result of the Surviving Entity's implementation of:

                     (A) a ten percent or more reduction of such Employee's Qualifying Pay from the Qualifying Pay determined as of the date immediately prior to the date of the Change of Control, or a ten percent or more reduction (based on dollar value) in the Employee's aggregate Qualifying Pay plus Target Award ("Total Pay") from the Employee's Total Pay determined as of the date immediately prior to the date of the Change of Control;

                     (B) a required relocation of the Employee's principal place of work to a location which would satisfy the conditions specified in (S) 217(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), for a deduction by such Employee of moving expenses under (S) 217 of the Code; or

                     (C) with respect to Tier 1 and 2 Employees of Vastar, a demotion to a lesser job.

               (iii) No Employee shall be deemed to have a termination of employment solely due to a transfer of employment directly between Vastar, a Surviving Entity or any of their affiliates.

          (oo) "Subsequent Change of Control" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

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          (pp) "Surviving Entity" means Vastar, or any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Vastar after a Change of Control, and its affiliates.

          (qq) "Target Award" means the annual target performance bonus award applicable to the Employee for the relevant period."

          3. Subsection 1.3(d) is amended to delete the last sentence of subsection (d).

          4. Section 1.3(m) is amended to delete the clause which reads "and shall also mean a Secondary Change of Control".

          5. Section 1.3(y) is amended to replace the second sentence with the following:

               "After a Change of Control, "Interest Rate" shall mean the greatest of (a) 125% of the 120-month rolling average of the 10-year U.S. Treasury Note rate for the period ending the prior June 30, effective for the Plan Year commencing thereafter, determined in a manner consistent with past practice; or (b) the Citibank Base Rate; or (c) the rate of interest credited under a comparable plan maintained in the United States for senior executives of BP Amoco p.l.c. and Atlantic Richfield Company (or upon a Subsequent Change of Control, the acquiring company). The provision of clauses (a), (b), and (c) shall apply for 10 complete Plan Years, with the first year commencing the January 1 after the Change of Control or Subsequent Change of Control. For the 11th through 20th years after a Change of Control or Subsequent Change of Control, the "Interest Rate" shall be no less than the greater of (b) or (c) above. If a Subsequent Change of Control occurs within any of the above time periods, the time periods would restart commencing on January 1 after any Subsequent Change of Control. As used above, the term "Citibank Base Rate" means the rate of interest announced from time to time by Citibank, N.A. or its successor as its base rate of interest charged to its customers. If Citibank, N.A. is not in existence then the Special Plan Administrator shall substitute the base rate of another major money center bank located in the United States."

          6. Section 1.3(ff)(ii)(2) is amended to replace the phrase "involuntary termination of employment" with "Qualifying Termination of Employment."

          7. Section 2.5(b) is amended to replace the subsection with the following:

          "A Participant's Deferral Commitments shall not terminate upon a Change of Control triggered by the Merger. Deferral Commitments shall terminate upon a Subsequent Change of Control, provided, however, that any Deferral Commitments relating to Awards and ESSP benefits which a Participant is or becomes entitled to on or prior to the Subsequent Change of Control shall remain binding."

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          8.   Section 2.6 is amended to delete subsections 2.6(c), (d) and (e)
thereof.

          9. Section 3.3 is amended to delete the words "Prior to a Change of Control, a" and replace them with "A" in subsection 3.3(a), to delete subsection 3.3(b) in its entirety and to renumber the remaining text as Section 3.3.

          10. Section 4.2(a) is amended to add at the end of the first sentence of 4.2(a)(ii) the phrase "(provided that a Participant shall not be allowed to make or change a Retirement Distribution election after receiving a notice of any Termination of Employment)" and to add a new subsection (v) at the end thereof which shall read as follows:

               "(v) Notwithstanding anything in this Section 4.2(a) to the contrary, within 30 days after the earlier to occur of an Anticipatory Change of Control (which relates to a Subsequent Change of Control) or a Subsequent Change of Control, on a form prescribed by the Special Plan Administrator, each Participant may make an election as to the time and/or the form of Retirement Distribution of the Participant's Account which would be paid in the event of the Participant's Qualifying Termination of Employment during a Benefit Trigger Window relating to such Subsequent Change of Control (provided that a Participant shall not be allowed to make or change a Retirement Distribution election after receiving a notice of any Termination of Employment). Such election shall conform with the following limitations:

               A. The Participant's earliest payment start date shall be the first January following the Participant's Qualifying Termination of Employment, but not earlier than 12 months following the date of the Subsequent Change of Control;

               B. The Participant's latest payment start date shall be the fifth January following the date of the Subsequent Change of Control;

               C. The benefits shall be distributed in the form of a lump sum and/or installment payments made over a five, ten or fifteen-year period. If a lump sum distribution is elected, payments may be made over a three-year period; and

               D. Payments may not be made beyond 20 years following the date of the Subsequent Change of Control.

          If a Participant fails to make the above-described election and has a Qualifying Termination of Employment in the Benefit Trigger Window after a Subsequent Change of Control, payment of the Participant's Account will be made in accordance with the Participant's election under Section 4.2(a)(i), provided, however, that the Retirement

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Distribution and the payment starting date shall be adjusted by the Special Plan
Administrator, as necessary, so that no payments will be made beyond 20 years following the date of the Subsequent Change of Control."

          11.  The opening clause of Section 4.2(b) shall be amended to read:
"Except as provided in Section 4.2(a)(v), notwithstanding anything in this Plan to the contrary, the only available forms and times of payment upon Retirement are as follows:"

          12. Section 4.4(b) is amended to delete the last sentence and replace it with the following:

          "Notwithstanding the foregoing or anything to the contrary elsewhere in this Plan, in the event the Participant's Termination of Employment due to death occurs after any Subsequent Change of Control, the survivor benefits shall be the Participant's Account, payable in monthly installments pursuant to this
Section 4.4(b)."

          13. Article VI will be amended to add new Section 6.7 which shall read as follows:

               "6.7   Authorized Officers

               Both the Chief Financial Officer and the Vice President, Human Resources of Vastar whose duties with respect to this Plan are provided herein, will be those persons who have been employed by the Company in such positions by since April 1, 1999. Any action required to be taken under this Plan by the Chief Financial Officer and the Vice President, Human Resources of Vastar may be taken by either individual if the other position is vacant. If the positions of Chief Financial Officer and Vice President, Human Resources of Vastar are both vacant, actions required to be taken under the Plan by such officers may only be taken by one of the officers of Vastar set forth below (in the order stated) who was in such position on April 1, 1999:

                              (a)  Controller
                              (b)  General Counsel
                              (c)  Senior Vice President of Production
                              (d)  Senior Vice President of Exploration
                              (e)  Vice President of Business Development.

If none of such persons is in such position, the Special Plan Administrator shall take actions required to be taken under the Plan."

     14. Section 7.1 is amended to delete the second sentence and replace it with the following:

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     "Notwithstanding the above, upon an Anticipatory Change Termination (as defined in Section 1.3(d)), this Plan may again be amended, subject to Section 7.3, from time to time by the Board of Directors of Vastar or its designee."

     15.  Section 7.2 is amended to delete the last sentence thereof.

     16.  Section 7.4 is amended to delete the last sentence thereof.

     17. Annex A is amended, with respect to the definition of "Change of Control" and the definition of "Outside Director", to replace the terms "Atlantic Richfield Company" and "ARCO" with the term "Parent Company". This amendment shall be construed consistently with the intent that the Merger, if it occurs, is a Change of Control.

     18. Annex A, with respect to the definition of "Change of Control," is amended, effective as of the Effective Time (as defined in Annex A to the Plan as amended hereby), to add "; or" at the end of Paragraph (6) and to add new Paragraph (7) which shall read as follows:

          "(7) A Subsequent Change of Control."

     19.  Annex A is amended to add the following definitions:

          ""Effective Time" means, with respect to the Merger, such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger in accordance with the Delaware General Corporation Law.

          "Merger" shall mean the merger between Atlantic Richfield Company and Prairie Holdings, Inc., a subsidiary of BP Amoco p.l.c.

          "Parent Company" shall mean, until the consummation of the Merger, Atlantic Richfield Company and, after the consummation of the Merger, BP Amoco p.l.c. or any of its subsidiaries or affiliates and any of their respective successors.

          "Subsequent Change of Control" shall mean each Change of Control which occurs after the consummation of a transaction constituting a Change of Control."

     20. The Plan will be amended to replace (except in Section 6.7(b) of the Plan as amended above) the term "General Counsel" with the term "Vice President, Human Resources."

     21. All amendments shall be effective as of July 21, 1999 unless otherwise noted.

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     Executed as of the 12th day of August, 1999.


     ATTEST:                             VASTAR RESOURCES, INC.


     By: /s/ Jonathan D. Edelfelt        By: /s/ Jeffrey M. Bender
        ------------------------------      ------------------------------
          Jonathan D. Edelfelt                Jeffrey M. Bender
          Associate Secretary                 Vice President, Human Resources

APPROVED as to form this 24/th/ day
of August, 1999

WACHOVIA BANK, N.A.,


By: /s/ Peter D. Quinn
   ------------------------------
Name: Peter D. Quinn
     ----------------------------
Title: Senior Vice president
      ---------------------------

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